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                                                                      Exhibit 21

             SUBSIDIARIES AND PARTNERSHIPS OF PLAINS RESOURCES INC.

Subsidiaries
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 .  PMCT INC.

 .  Plains Terminal & Transfer Corporation

 .  Plains Marketing & Transportation Inc.

 .  Plains Liquids Transport Inc.

 .  Plains Resources International Inc.

 .  PLX Crude Lines Inc.

 .  PRI Producing Inc.

 .  Stocker Resources Inc.

 .  Calumet Florida, Inc.

 .  Plains Illinois Inc.

 .  PLX Ingleside Inc.

Partnerships
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 .  Plains Gulf Coast Limited Partnership

 .  Stocker Resources, L.P.